UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2020

Luvu Brands, Inc.

(Exact name of registrant as specified in Charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive

Atlanta, GA 30360

 (Address of Principal Executive Offices)

(770) 246-6400

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2020, Luvu Brands, Inc. (the “Company”) entered into a promissory note in the principal amount of $1,096,200 (the “PPP Loan”) in favor of Ameris Bank (the “Lender”) pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act, administered by the U.S. Small Business Administration (“SBA”). The PPP Loan matures on April 26, 2022 and bears interest at a rate of 1.0% per annum. Commencing November 27, 2020, the Company is required to pay the Lender equal monthly payments of principal and interest as necessary to fully amortize the principal amount outstanding by the maturity date. The PPP Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The PPP Loan is unsecured and is a non-recourse obligation. All or a portion of the PPP Loan may be forgiven upon application to the Lender during the 8-week period beginning on the date of first disbursement for certain expenditure amounts, including payroll costs, in accordance with the requirements under the PPP. In the event all or any portion of the PPP Loan is forgiven, the amount forgiven is applied to outstanding principal. The foregoing description of the PPP Loan is qualified in its entirety by reference to the U.S. Small Business Administration Note filed as an exhibit hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

To date, the Company’s manufacturing facility in Atlanta, Georgia has continued to operate due to its status as an essential business. As a result of the COVID-19 pandemic, the company has implemented certain safety precautions at its facility to reduce the risk of the potential spread of the novel coronavirus. The Company has implemented arrangements to reduce the number of office staff employees working on-site at the production facility, as well as instituting personal distancing policies and monitoring of essential production staff to minimize the risk of infection. Such precautions have not reduced the Company’s ability or capacity to operate at normal manufacturing levels. The Company continues to monitor the evolving situation and will work to further mitigate risks to our staff and to our customers. At this time, the Company believes that it has sufficient inventory, manufacturing capacity, and the ability to source products to meet current demand.

Item 9.01	Financial Statements and Exhibits.

(d)              Exhibits

ExhibitNo.	Description

10.1	U.S. Small Business Administration Note by OneUp Innovations, Inc. in favor of Ameris Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Luvu Brands, Inc. (Registrant)

Date: April 28, 2020	By:	/s/ Ronald P. Scott
Ronald P. Scott Chief Financial Officer